EXHIBIT 23.1

[McGladrey & Pullen, LLP letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement on Form S-4 of Sterling Banks, Inc. of our report dated January 27, 2006 (except for paragraph 7 of Note 12, which is as of July 28, 2006) relating to our audit of the financial statements of Sterling Bank, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

Blue Bell, Pennsylvania October 6, 2006	/s/ McGladrey & Pullen, LLP McGladrey & Pullen, LLP